EXHBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 13, 2005 which appears in the annual report on Form 10-KSB of Ener1, Inc. for the year ended December 31, 2004, into the following Registration Statements: (1) S-8 filed 2-6-04 (File No. 333-112581); (2) S-8 filed 2-6-04 (File No. 333-112583); (3) SB-2 filed 4-7-04 (File No. 333-112837); and (4) SB-2 filed 4-23-04 (File No. 333-114786).

KAUFMAN, ROSSIN & CO., P.A. BY: /S/ KAUFMAN, ROSSIN & CO., P.A. —————————————— KAUFMAN, ROSSIN & CO., P.A. Miami, Florida April 14, 2005